SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 23, 2001

                               TMP Worldwide Inc.
               (Exact name of issuer as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

        0-21571                                           13-3906555
(Commission File Number)                       (IRS Employer Identification No.)

                                622 Third Avenue
                               New York, NY 10017
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (212) 351-7000

ITEM 2. ACQUISITION OF ASSETS.

      On July 23, 2001, pursuant to an Offer to shareholders in Jobline International AB (publ), TMP Worldwide Inc. acquired 98.41% of the outstanding shares of Jobline. The aggregate consideration was SEK 1,162,508,379, or approximately U.S.$107,749,000, in cash paid from TMP's cash on hand. TMP anticipates that it will acquire the remaining 1.59% of the outstanding shares for an aggregate consideration of SEK 14,085,928, or approximately U.S.$1,330,000, in cash to be paid from TMP's cash on hand. The aggregate consideration was determined based on a price per share of SEK 30.70, or approximately $2.90, per share. Jobline operates an on-line recruitment business primarily in Sweden.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)   Financial Statements of Jobline International AB (publ).

            The financial statements required by this Item are not included herein but will be filed by amendment not later than 60 days after the date that this report must be filed.

      (b)   Pro Forma Financial Information.

            The financial statements required by this Item are not included herein but will be filed by amendment not later than 60 days after the date that this report must be filed.

      (c)   Exhibits

      2.1.  Offer to shareholders in Jobline International AB (publ).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TMP WORLDWIDE INC.
                                        (Registrant)


                                        By: /s/ Bart Catalane
                                           -------------------------------------
                                            Bart Catalane
                                            Chief Financial Officer

Dated: August 1, 2001

--------------------------------------------------------------------------------
This prospectus does not constitute an offer, directly or indirectly, in the United States of America, Canada, Japan or Australia. Neither is the Offer directed to persons whose participation requires additional prospectuses, registration or other measures than those required by Swedish Law.

This offering memorandum is, in all material respects, a translation of the Swedish offering memorandum and has been prepared in accordance with Swedish Regulations. In the event of any differences between this translation and the Swedish original, the Swedish offering memorandum shall govern.

--------------------------------------------------------------------------------

                              [LOGO] tmp.worldwide

                                   Jobline(R)

                                                              TMP Worldwide Inc.

                                                        Offer to shareholders in
                                                 Jobline International AB (publ)

                                     [LOGO]
                                    Swedbank
                                     Markets

Contents

Offer in brief ................................................................1

Offer to shareholders in Jobline International AB .............................2

Recommendation from the Board of Directors of Jobline International AB ........2

Background and reasons for the Offer ..........................................3

Terms, conditions and instructions ............................................4

Tax considerations in Sweden ..................................................6

Statement by Lehman Brothers to the Board of Directors of Jobline
International AB ..............................................................7

Jobline International AB ......................................................8

Report of the Board of Directors of Jobline International AB .................24

Auditor's report .............................................................25

TMP Worldwide Inc.............................................................26

Addresses ....................................................................29

Offer in brief

Offer:                SEK 30.70 in cash per share
Acceptance period:    June 15, 2001 - July 13, 2001
Estimated settlement: July 23, 2001

TMP Worldwide Inc. reserves the right to extend the acceptance period and postpone the date of settlement. Commission will not be charged.

--------------------------------------------------------------------------------
This prospectus does not constitute an offer, directly or indirectly, in the United States of America, Canada, Japan or Australia.

Neither is the Offer directed to persons whose participation requires additional prospectuses, registration or other measures than those required by Swedish law.

The prospectus and related application form may not be distributed in countries in which such distribution or offer in accordance with the prospectus requires the measures set out in the preceding paragraph or contravenes regulations in such country. If such distribution is conducted, application forms from these countries may be disregarded.

Disputes arising from the Offer pursuant to this prospectus shall be settled exclusively in accordance with Swedish law and by a Swedish court.

The prospectus has been registered with the Swedish Financial Supervisory Authority in accordance with the provisions in Chapter 2, 4ss. of the Financial Instruments Trading Act (1991:980). Registration does not imply that the Swedish Financial Supervisory Authority guarantees that factual information in the prospectus is correct or complete.
--------------------------------------------------------------------------------


                                       |1|

Offer to shareholders in Jobline International AB

On May 25, 2001, TMP Worldwide Inc. ("TMP") decided to make a public offer ("the Offer") to all shareholders in Jobline International AB (publ) ("Jobline"). The Offer will be made through TMP's wholly owned Swedish subsidiary Monster Scandinavia AB ("Monster Scandinavia"). TMP is offering Jobline's shareholders SEK 30.70 in cash for each share in Jobline. Settlement is expected to be made in cash on July 23, 2001. In addition, TMP is offering holders of issued warrants with a lifetime of May 16, 2000 through September 4, 2004, an amount of SEK 14.12 for each option carrying rights to subscribe for one share in Jobline, whereby the payment represents the difference between the subscription price and SEK 30.70. Commission will not be charged.

      The Board of Directors of Jobline has unanimously decided to recommend shareholders to accept the Offer.

      The Offer represents a premium of 289 per cent compared with the average prices paid during the 30 trading days preceding the public announcement of the Offer on May 25, 2001 and 167 per cent compared with the last price paid SEK 11.50, on May 23 (1), 2001. The total value of the Offer amounts to SEK 1,197 M. TMP will finance the acquisition of the shares in Jobline using available liquid funds. TMP reserves the right to extend the acceptance period and postpone the date of settlement. The Offer is subject to the terms, conditions and instructions presented on pages 4 to 5.

Recommendation from the Board of Directors of Jobline International AB

On June 5, 2001, the Board of Directors of Jobline International AB unanimously decided to recommend that shareholders accept TMP's Offer to acquire shares in Jobline on the terms and conditions presented in this prospectus.

      Following a careful appraisal of the Offer and backed by a fairness opinion issued by Lehman Brothers, the Board of Jobline has unanimously determined that the Offer is favorable for Jobline's shareholders.

      The Board believes that a combination of Jobline and TMP is strategically correct and financially advantageous for all of Jobline's interests. Through the acquisition of Jobline, Monster.com will strengthen its position as the world's largest Internet recruiting company, as a result of which Jobline will have a solid platform for its continued development.

                             Stockholm, June 5, 2001

                        JOBLINE INTERNATIONAL AB (PUBL)

                               Board of Directors

---------------------------------
(1) Trading in the share was suspended on May 23, 2001.


                                       |2|

Background and reasons for the Offer

Over a period of time, TMP has analyzed the possibilities of further expanding its Internet recruiting service, Monster.com, in Europe.

      Jobline is a leading Internet recruiting company in Europe. Since 1997, Jobline has successfully created a functional recruiting site for human resources in which job applicants are effectively matched with vacant positions. Jobline is currently active in Denmark, UK, Finland, France, the Netherlands, Italy, Norway, Switzerland, Spain, Sweden and Germany.

      Jobline has more than one million candidates in its database. The number of visitors to Jobline's recruitment sites increased from 13.8 million in the fourth quarter of 2000 to nearly 17.4 million in the first quarter of 2001. Accordingly, Jobline consolidated its leading position in Europe. The number of job applicants per job advertisement has increased continually and amounted to an average of 7.8 job applicants per job advertisement in the first quarter of 2001. This corresponds to a 50 per cent increase compared with a year earlier.

      Through the acquisition of Jobline, Monster.com will enter five completely new markets in Europe - Denmark, Finland, Norway, Switzerland and Sweden. Following the acquisition, there will be 21 Monster.com sites worldwide. As a result of the acquisition, synergy effects are expected to arise between Monster.com and Jobline. Among other factors, the combination of Jobline's and Monster.com's products and services in fourteen European countries means that Monster.com will be able to offer more qualified jobs to applicants and that employers will gain access to a database, which, in Europe alone, will have more than two million candidates in a number of industries.

      The acquisition of Jobline is a step in TMP's European focus for Monster.com. Jobline is one of the leading recruitment companies in Europe, while Monster.com is the commercial leader in the U.S., U.K. and France. As a result of acquiring Jobline, Monster.com will strengthen its position as a leading recruitment company on a global scale.

                  --------------------------------------------

For other information, reference is made to the presentation in this prospectus, which was prepared on behalf of the Boards of Directors of TMP and Monster
      Scandinavia for the purpose of the Offer to shareholders in Jobline.

  The Board of Directors of Jobline has examined the information presented on pages 8 to 23 of this prospectus.

    It is hereby assured that to the best of the knowledge of the Boards of Directors of TMP and Monster Scandinavia, the information about TMP and Monster
 Scandinavia, respectively, in this prospectus concurs with the true situation and that nothing of material significance has been excluded that could have affected the image of TMP and Monster Scandinavia, respectively, as created by this prospectus.

        New York, June 11, 2001                 Stockholm, June 11, 2001

           TMP WORLDWIDE INC.                     MONSTER SCANDINAVIA AB

           Board of Directors                       Board of Directors


                                       |3|

Terms, conditions and instructions

The Offer

SEK 30.70 in cash is offered for each share in Jobline.

In addition, TMP is offering holders of issued warrants with a lifetime of May 16, 2000 through September 4, 2004, an amount of SEK 14.12 for each option carrying rights to subscribe for one share in Jobline, whereby the payment represents the difference between the subscription price and SEK 30.70.

Transfer costs

Commission will not be charged.

Conditions for the implementation of the Offer

The Offer is conditional upon:

(i) the Offer is accepted by shareholders of Jobline representing more than 90% of the issued and outstanding shares and votes in Jobline, after exercise of all outstanding warrants in the Company not being held by any of its subsidiaries or are being held by subsidiaries, and correspond to exercisable call options within existing stock option programs, and

(ii) that TMP is granted the necessary approvals by the relevant authorities for completion of the Offer.

TMP reserves the right to complete the Offer if one or any of the terms and conditions above are not fulfilled. TMP also reserves the right to extend the acceptance period.

Right to extend the Offer

TMP reserves the right to extend the Offer, and, if so required, postpone the payment accounting date.

Right to withdraw acceptance

Shareholders in Jobline are entitled to withdraw submitted acceptance. To be valid, the written withdrawal must be received by ForeningsSparbanken, Swedbank Markets, Issues Department E76, 105 34 Stockholm, prior to the announcement that the aforementioned proviso in respect of 90 per cent acceptance has been fulfilled and approvals from the requisite authorities are received or, if such announcement has not been made during the acceptance period, no later than 3:00 p.m. on the last date for application. If the aforementioned proviso continues to apply in the event of an extension of the Offer, the right to retract acceptance shall also apply in a corresponding manner during the extension.

Compulsory redemption

If the Offer is accepted to such an extent that TMP becomes owner of more than 90% of the number of shares in Jobline, representing more than 90% of the total number of voting rights for all voting rights in Jobline, TMP intends to take compulsory redemption measures in accordance with the provisions of the Swedish Companies Act.

Acceptance

Acceptance period

Shareholders in Jobline who are directly registered with the Swedish Securities Register Center (VPC) and who wish to accept the Offer shall, during the period beginning June 15, 2001 through July 13, 2001, submit or mail the duly filled-in application form as stipulated, to:

ForeningsSparbanken AB

Swedbank Markets
Issues Department E76,
SE-105 34 Stockholm


                                       |4|

                       Terms, conditions and instructions

The application form must reach ForeningsSparbanken, Swedbank Markets, Issues Department E76, 105 34 Stockholm, not later than 5:00 p.m. on July 13, 2001. The application form should indicate the securities (VP) account number in which the shares in Jobline, are registered. The securities account number and particular shareholding in Jobline is shown in the statement from VPC that is distributed to directly registered shareholders along with the prospectus and application form.

      Shareholders whose holdings are registered with the trustee department of a bank or other custodian will not receive an application form or prospectus. Application shall instead be made in accordance with the trustee's instructions.

Pledged shares

In cases in which Jobline shares are pledged, the pledge-holder must also sign the submitted application form.

Confirmation for shareholders

Following the receipt and registration of duly filled-in application forms, the shares will be transferred to a newly opened, blocked securities account (interim account) in the shareholders' name. As confirmation of this, a securities note showing the deposit in the blocked securities account will be received. A separate VP notice showing withdrawal of the shares from the owner's normal VP account will not be mailed.

Accounting for payment

When TMP has announced that the conditions for the fulfillment of the Offer have been fulfilled, or that TMP has decided to complete the Offer, accounting for payment will commence.

      Accounting for payment takes the form of a settlement note, which will be mailed by ForeningsSparbanken to shareholders that have accepted the Offer.

      Provided that TMP's announcement is made no later than July 17, 2001, it is estimated that the purchase price will be paid on or around July 23, 2001 through deposit in the yield account linked to the securities account in which shares in Jobline were registered. If there is no account or if this account is incorrect, payment will be made via a payment note.

      If on the transfer date, the shares in Jobline were registered with a trustee, accounting for payment will be made to the particular trustee.

      Note that if the shares are pledged, payment will be made to the yield account or in accordance with instructions on the settlement note.


                                      |5|

Tax Considerations in Sweden

The following discussion summarizes certain tax considerations raised by the Offer for shareholders resident in Sweden for tax purposes, if not otherwise stated. The summary does not cover cases in which the shares are held, when assessed for income tax purpose, as current assets in a business operation or are held by a partnership. The summary below of the tax consequences arising from the Offer is based on current Swedish legislation and is intended for general information purposes only. The tax consequences for each individual holder of shares will partly depend on his or her particular situation. Specific tax consequences not described below may apply to certain categories of taxpayers. All shareholders should therefore consult their own tax advisors as to the effect in their particular situation resulting from the Offer, including the applicability and effect of any foreign income tax regulations, double taxation treaties or other regulations.

Taxation on disposals

For individuals, the divestment of shares in Jobline gives rise to capital gains taxation. Capital gains and losses are calculated as the difference between the sales proceeds, after sales expenses, and the taxable acquisition value of the shares sold. The acquisition value for all shares of same class and type are added together and calculated collectively in accordance with the average method. For shares that are quoted on a market - such as the shares in Jobline - the acquisition value may, as an alternative, be determined to 20 per cent of the net sales proceeds in accordance with the so called "standard rule".

      For individuals, the entire capital gain is taxed in the capital income category at a national income tax rate of 30 per cent. If a capital loss arises, 70 per cent of the loss is deductible in the capital income category. Capital losses on quoted shares, however, are fully deductible against capital gains on quoted shares or other quoted securities that are taxed as shares, as well as unquoted shares in Swedish limited liability companies ("aktiebolag") and foreign legal entities.

      If a deficit in the capital income category should arise, a reduction is granted from tax on income from employment and business activities as well as real estate tax. This tax reduction is granted at 30 per cent for the part of the deficit, which does not exceed SEK 100,000, and at 21 per cent for any remaining part. The deficit may not be carried forward to future tax years.

      For limited liability companies, the entire capital gain is taxed as income from business activities at a national income tax rate of 28 per cent. What is stated above regarding the calculation of capital gains or losses concerning individuals is also applicable for limited liability companies. Capital losses on shares or securities that are taxed as shares which are held as capital investments may be offset only against a capital gain on securities that are taxed as shares. Capital losses on securities that are taxed as shares and which are not deducted against capital gains within a certain year, may be carried forward and be offset against capital gains in future tax years. Specific tax consequences may be applicable to certain categories of corporate shareholders.

Specific tax issues in relation to shareholders resident outside Sweden

Generally, the Offer may be accepted by non-residents of Sweden and corporations not domiciled in Sweden without any Swedish tax consequences. The holder may, however, be liable for tax in his or her country of domicile. If any individual has been resident in Sweden at any time during the ten calendar years immediately preceding the year of the sale, Sweden has the right under domestic law to tax such holder. This right to tax may, however, be limited by the applicable tax treaty between Sweden and the holder's present country of domicile. A company not domiciled in Sweden may be liable to capital gains tax in Sweden if the company has a permanent establishment in Sweden to which the Jobline shares are effectively connected.


                                      |6|

Statement by Lehman Brothers to the
Board of Directors of Jobline International AB

                                LEHMAN BROTHERS

25 May 2001

Board of Directors
Jobline International AB
Tegeluddsvagen 64
Box 27315
102 54 Stockholm
Sweden

Members of the Board:

We understand that TMP Worldwide, Inc. has made an offer to acquire 100 per cent of the outstanding shares of Jobline International AB (the "Company") in cash for SEK 30.70 per share (the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in more detail in a press release dated 25 May 2001 (the "Release").

      We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

      In arriving at our opinion, we reviewed and analysed: (1) the Release and the specific terms of the Proposed Transaction, (2) public documentation used in connection with the Proposed Transaction, and such other publicly available information concerning the Company that we believe to be relevant to our analysis, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, (4) a trading history of the Company's common stock from 14 September 2000 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant, (7) the published views, analysis and estimates of selected research analysts, and (8) the results of our limited efforts to solicit indications of interest from third parties for an acquisition of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

      In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts of the Company, upon advice of the Company we have assumed that such forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such forecasts. However, for purposes of our analysis, we have also utilised certain other assumptions and estimates which resulted in certain adjustments to the projections of the Company. We have discussed these adjusted projections with the management of the Company and they have agreed with the appropriateness of the use of such adjusted projections in arriving at our opinion. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

      Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered to the stockholders of the Company in the Proposed Transaction is fair to such stockholders.

      We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past including the raise of private and public equity capital (including acting as lead manager on the Company's initial public offering) and have received customary fees for such services. In the ordinary course of our business, we actively trade in the equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. In particular, as at the date of this letter, we had an interest in more than 5 per cent of the outstanding share capital of the Company.

      This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to whether to accept the consideration offered to the stockholders in connection with the Proposed Transaction.

                                Very truly yours,

                                 LEHMAN BROTHERS


                                      |7|

Jobline International AB

Operations, objectives and strategy

Jobline is a leading on-line professional search company that offers integrated recruitment services, meaning recruitment services based on searching and agency of competence profiles via the Internet to corporate customers in Europe. The candidate database - Competence Profile Database - in which potential candidates register their profile via the Internet is of key importance for Jobline's recruiting services. By this means, corporate customers can - directly or indirectly - conduct searches in the candidate database to find the candidates that best correspond to their requirements and, finally, to promptly and cost-effectively identify the person that best suits the vacant position.

      Jobline offers comprehensive and effective searching and agency of competence profiles as well as the possibility for corporate customers to place job advertisements or otherwise market their particular operations on one of the Company's home pages. In addition, Jobline offers its corporate customers an ASP service through which the customers can create job advertisements or compile competence databases on their own Internet or Intranet pages.

      In addition to the core business of integrated Internet recruitment services, Jobline has a cooperation with Accenture. This cooperation is carried out through the jointly owned company IntraJob, whose focus of operations is on developing, supplying and implementing an integrated personnel administration application for corporate customers. IntraJob is developing software that permits corporate customers to manage internal recruiting and develop personnel administration functions.

      Jobline's focus on cooperation with corporate customers has led to the establishment of local offices in each country in which Jobline operates. By this means, Jobline comes closer to customers, thereby facilitating its service offer.

      Jobline's objective is to be one of the leading on-line professional search companies in Europe. Jobline's strategies are to:

o     capitalize on its candidate database

o     implement IntraJob, Talent Provider and ASP services

o     further evolve Jobline's technological strength, and

o     further develop and strengthen Jobline's brands and operations in Europe.

The Company's strategic objective is based on an expansion of the customer base in Europe and the continual widening and development of the services offered to corporate customers.

Services and products

Jobline's range of services and products are divided into three areas: media services, search services and HR solutions (solutions for recruitment and personnel development). While media and search services both aim at filling vacancies among customers, HR solutions are designed to assist customers in rationalizing their recruitment process at the same time as they gain tools to develop and manage their human resources.

      Media services encompass tools for on-line recruiting that Jobline offers its customers to attract applicants to their vacant positions. These services are divided into three product areas: Target Mail(TM), logo links and advertisements.

      Jobline's fully integrated search services lead corporate customers to manage their recruiting in a prompt and cost-effective manner. Jobline's search services consist of three products: on-line professional search, assisted search and self-search.

      Jobline's HR solutions are aimed at meeting the growing demand from customers wishing to use the company's products on their own web pages or for Internet applications. HR solutions consist of ASP and Intra-Job solutions.

      During the first quarter this year, Jobline acquired Wideyes, a leading supplier of recruitment solutions. Wideyes' ASP system, marketed under the brand name Talent Provider, has been implemented at Alstom and Telia.

      The intention in the near future is to integrate IntraJob's and Wideyes' technical platforms to jointly


                                      |8|

                            Jobline International AB

develop new applications. This will result in cost-savings for Jobline as new and updated solutions are launched. The combined platform will improve the recruitment process and handling of expertise which will consequently result in a strong position for Jobline in the area of Internet recruiting.

Cooperation and alliances

As part of Jobline's marketing strategy, the company cooperates with many of Europe's leading portals, search engines and home pages, which means they gain direct links from their own web sites to Jobline's home pages. Companies with whom Jobline has concluded distribution agreements are Yahoo!, Lycos, Excite, Spray, MSN, Jubii, Everyday.com, Euroseek, Kvasir/SOL, Omnitel and Tiscalinet. Jobline's objective is to increase the number of registered users of home pages through distribution agreements.

      Jobline has created alliances with leading media companies in various countries. The most important alliance is with the Sweden-based Bonnier Group.

      Jobline's agreement with the Bonnier Group provides the Company discounts on advertising and marketing via Bonnier's network. The agreement also offers Jobline the opportunity to further develop its marketing initiatives in the future and work via Bonnier's media network.

      Jobline has a joint venture with the German media company holtzbrinck, aimed at linking up Jobline's operations in Germany with holtzbrinck's wide-ranging recruiting operations via the Internet.

      On May 25, 2001, Jobline International acquired the remaining ownership interest corresponding to 45% per cent of Jobline.de GmbH & Co. KG and Jobline.de Verwaltungsgesellschaft mbH from holtzbrinck networXs AG. The acquisition is conditional upon TMP Worldwide Inc. completing the acquisition of Jobline International AB.

      In conjunction with the Offer being announced publicly, TMP and Jobline entered an agreement covering advertising cooperation. This cooperation means, among other things, that TMP will market Jobline's Nordic websites on its Monster.com websites and that Jobline in June and July will conduct an extensive marketing in traditional medias of Monster's websites and links to Jobline. In the event that the terms and conditions for the Offer are not met, TMP has undertaken to compensate Jobline for the costs related to this marketing.

Group structure and personnel

Jobline International AB is the Parent Company in the Jobline Group. Jobline's operations in Europe are conducted essentially by wholly or partly owned subsidiaries. The subsidiary IntraJob AB is jointly owned with Accenture.

      At the end of March 2001, the Jobline Group had 598 employees, of whom
32.3 per cent were employed in Sweden.

      Jobline has been succssesful in recruiting persons with a high level of skills over the years. Jobline's aim is to develop its current workforce by means of a number of educational and incentive programs. In addition, the Company will focus on a sales-oriented organization.


                                      |9|

                            Jobline International AB

Income statements

                                                                       Group                           Group
SEK 000s                                          Jan. 1, 2000-Dec. 31, 2000     Jan. 19, 1999-Dec. 31, 1999
============================================================================================================
OPERATING INCOME

Net sales                                                            206,350                          32,566

Participations in profit of associated companies                         550                              37

Other operating income                                                 3,177                             382
------------------------------------------------------------------------------------------------------------
Total operating income                                               210,077                          32,985

OPERATING EXPENSES

Other external expenses                                             -335,532                         -93,913

Personnel expenses                                                  -225,380                         -29,295

Depreciation/amortization of tangible and
intangible assets                                                    -29,137                          -3,386

Other operating expenses                                              -7,265                             -71
------------------------------------------------------------------------------------------------------------
Total operating expenses                                            -597,314                        -126,665

Operating profit/loss                                               -387,237                         -93,680

FINANCIAL ITEMS

Interest income and similar profit items                              43,097                             197

Interest expense and similar loss items                               -9,819                            -862
------------------------------------------------------------------------------------------------------------
Total financial items                                                 33,278                            -665

------------------------------------------------------------------------------------------------------------
Profit/loss after financial items                                   -353,959                         -94,345

Tax on profit for the year                                                --                             125

Minority share in net profit/loss                                     36,372                              --
------------------------------------------------------------------------------------------------------------
Profit/loss for the year                                            -317,587                         -94,220


                                      |10|

                            Jobline International AB

Cash flow analysis

                                                                                   Group                               Group
SEK 000s                                                      Jan. 1, 2000-Dec. 31, 2000         Jan. 19, 1999-Dec. 31, 1999
============================================================================================================================

CURRENT OPERATIONS

Profit/loss before financial items                                              -387,237                            -93,680

Adjustments for items not included in cash flow

    Depreciation                                                                  29,137                              3,386

    Participations in associated companies                                          -550                                 48

    Other                                                                         -9,341                                 --

Interest received                                                                  9,797                                180

Interest paid                                                                     -1,381                               -862

Income tax paid                                                                      -88                                125
---------------------------------------------------------------------------------------------------------------------------
Cash flow from current operations
before changes in operating capital                                             -359,663                            -90,803

CASH FLOW FROM CHANGES IN OPERATING CAPITAL

Increase in accounts receivables and other current
operating receivables                                                            -52,226                            -57,453

Increase in liabilities to suppliers and other current
operating receivables                                                            126,399                             72,284
---------------------------------------------------------------------------------------------------------------------------
Cash flow from current operations                                               -285,490                            -75,972

INVESTMENT OPERATIONS

Investments in intangible fixed assets                                           -37,704                            -51,663

Investments in tangible fixed assets                                             -48,345                            -11,376

Investments in financial fixed assets                                               -864                               -763

Disposals of financial assets                                                      2,441                                 --

Increase in financial investments                                                 26,684                                 --
---------------------------------------------------------------------------------------------------------------------------
Cash flow from investment operations                                             -57,788                            -63,802

---------------------------------------------------------------------------------------------------------------------------
Cash flow after investment operations                                           -343,278                           -139,774

FINANCING OPERATIONS

Share issues                                                                     934,305                            155,713

Minority share of capital contribution in subsidiaries                            51,620                                 --

Loans assumed                                                                        175                                 34

Amortization of liabilities                                                       -7,532                                 --
---------------------------------------------------------------------------------------------------------------------------
Cash flow from financing operations                                              978,568                            155,747

Cash flow during the fiscal year                                                 635,290                             15,973

Translation difference for the year                                                   83                                 --

Liquid funds at beginning of year                                                 15,973                                 --
---------------------------------------------------------------------------------------------------------------------------
LIQUID FUNDS AT YEAR END                                                         651,346                             15,973

Liquid funds as above pertain to the balance sheet item Cash and bank balances, including current investments


                                      |11|

                            Jobline International AB

Balance sheets

                                                                                     Group              Group
SEK 000s                                                                     Dec. 31, 2000      Dec. 31, 1999
=============================================================================================================
ASSETS

Fixed assets

Intangible fixed assets

Capitalized expenses for R&D
and similar programs                                                             42,875                 4,761

Concessions, patents, licenses, trademarks and similar rights                    35,818                 1,962

Goodwill                                                                         50,282                50,397

Advances related to intangible fixed assets                                          --                    67
-------------------------------------------------------------------------------------------------------------
Total intangible fixed assets                                                   128,975                57,187

Tangible fixed assets

Equipment, tools and installations                                               48,372                 8,440
-------------------------------------------------------------------------------------------------------------
Total tangible fixed assets                                                      48,372                 8,440


Financial fixed assets

Other long-term receivables                                                       1,628                   763
-------------------------------------------------------------------------------------------------------------
Total intangible fixed assets                                                     1,628                   763

-------------------------------------------------------------------------------------------------------------
Total fixed assets                                                              178,975                66,390

Current assets

Current receivables

Accounts receivable, trade                                                       58,045                17,069

Receivables from associated companies                                               550                   687

Other receivables                                                                40,431                34,382

Prepaid expenses and accrued income                                              11,150                 5,333
-------------------------------------------------------------------------------------------------------------
Total current receivables                                                       110,176                57,471

Current investments                                                             587,977                 1,319

Cash and bank balances                                                           63,369                14,654
-------------------------------------------------------------------------------------------------------------
Total current assets                                                            761,522                73,444

-------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                    940,497               139,834


                                      |12|

                            Jobline International AB

                                                                 Group                 Group
SEK 000s                                                 Dec. 31, 2000         Dec. 31, 1999
============================================================================================
SHAREHOLDERS' EQUITY, PROVISIONS AND LIABILITIES

Shareholders' equity

Restricted shareholders' equity

Share capital                                                    3,659                   111

Restricted reserves                                          1,181,781               155,713
--------------------------------------------------------------------------------------------
Total restricted shareholders' equity                        1,185,440               155,824

Unrestricted shareholders' equity

Profit/loss brought forward                                   -187,120                   520

Profit/loss for the year                                      -317,587               -94,220
--------------------------------------------------------------------------------------------
Total free shareholders' equity                               -504,707               -93,700

--------------------------------------------------------------------------------------------
Total shareholders' equity                                     680,733                62,124

--------------------------------------------------------------------------------------------
Minority interests                                              15,118                    10

Provisions

Provisions for pensions and similar commitments                    698                    48

Other provisions                                                   256                    --
--------------------------------------------------------------------------------------------
Total provisions                                                   954                    48

Long-term liabilities

Long-term liabilities to credit institutions                     1,920                   140

Overdraft facility                                                  --                 1,745

Other long-term liabilities                                         46                   186
--------------------------------------------------------------------------------------------
Total long-term liabilities                                      1,966                 2,071

Current liabilities

Current liabilities to credit institutions                         355                 3,351

Advances from suppliers                                             --                    60

Accounts payable                                               134,506                32,695

Tax liabilities                                                    512                   600

Other liabilities                                               22,562                22,632

Accrued expenses and prepaid income                             83,791                16,243
--------------------------------------------------------------------------------------------
Total current liabilities                                      241,726                75,581

--------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY, PROVISIONS AND LIABILITIES               940,497               139,834

Pledged assets                                                   3,000                 8,247

Contingent liabilities                                          10,801                10,445


                                      |13|

                            Jobline International AB

Financial overview and key figures

Overview

Due to Jobline's brief history there is no complete five-year summary. A selection of the financial data that is available is represented in this prospectus. For further information, reference is made to the listing prospectus (September 2000) and the complete annual reports and interim reports, which can be downloaded from Jobline's website: www.jobline.org

Operational data                      Q4'00     Q1'00     Q2'00      Q3'00      Q4'99
=====================================================================================
Registered no. of users, 000s           810       644       521        378        234

Candidate profiles, 000s                604       499       375        316        206

Candidates supplied                   8,299     5,627     5,099      4,563      4,287

User applications, millions            13.8       9.5       8.2        7.0        4.5

Page impressions, millions             55.3      45.9      44.2       41.6       28.0

Number of employees                     552       477       354        252        162

- of whom, sales personnel              302       258       186        105         80

Financial information, SEK M          Q4'00     Q1'00     Q2'00      Q3'00      Q4'99
=====================================================================================
Income in Scandinavia                  51.8      33.1      36.5       24.2       16.9

Income from outside Scandinavia        26.4      17.6      14.2        5.7        2.1

Total income                           78.2      50.7      50.7       29.9       19.0

Operating expenses                   -215.2    -148.1    -131.8      -72.9      -72.8

EBITDA                               -137.0     -97.4     -81.1      -43.0      -53.9

EBITDA media and search services     -117.0     -92.9     -81.1      -43.0      -53.9

EBITDA IntraJob                       -20.0      -4.5        --         --         --


                                      |14|

                            Jobline International AB

Key figures

                                                       Jan. 1, 2000-Dec. 31, 2000    Jan. 19, 1999-Dec. 31, 1999
================================================================================================================
Net profit/loss per share, SEK                                             -11.38                          -6.88

Shareholders' equity per share, SEK                                         18.61                           2.97

Net profit/loss per share after full dilution, SEK                         -11.38(1)                       -6.76

Shareholders' equity per share after full dilution, SEK                     18.61(1)                        2.90

Share price, December 31, 2000, SEK                                         13.90                             --

Number of shares at end of period                                      36,592,293                     20,938,490

Average number of shares                                               27,886,950                     13,702,880

Number of shares at end of period after full dilution                  36,592,293(1)                  21,402,758

Average number of shares after full dilution                           27,886,950(1)                  13,935,014

Profit/loss in relation to fixed costs, %                                     -73                            -74

Return on average capital employed, %                                        -101                           -281

Return on average shareholders equity, %                                      -85                           -301

Equity/assets ratio, %                                                         74                             45

Liabilities in relation to shareholders' equity                              0.38                           1.24

(1) Adjustment of the total number of shares has been made in accordance with the recommendation from the Swedish Society of Financial Analysts (SFF). Black & Scholes Option Pricing Model was used to perform the calculations. When applying this recommendation on the number of shares December 31, 2000, no dilution effect occurred either on the total number of outstanding shares nor on net profit/loss per share and shareholders equity per share. The number of shares in the event of maximum dilution would amount to 41,903,960.

Definitions

Return on shareholders' equity

Net profit/loss divided by average shareholders' equity

Return on capital employed

Operating profit/loss divided by the average capital employed

Equity/assets ratio

Shareholders' equity, including minorities, as a percentage of total assets

Liabilities in relation to shareholders' equity

Total provisions and liabilities divided by shareholders' equity

EBITDA

Operating profit before depreciation and interest

Earnings in relation to fixed costs

EBITDA divided by the sum of personnel costs and other external expenses

Accounting principles

The interim report was prepared in accordance with the Swedish Financial Accounting Standards Council's recommendation RR20, Interim Financial Reporting. The Company has applied the same accounting principles used in the most recent annual report, with the exception of the Swedish Financial Accounting Standards Council's recommendation RR9, Income Taxes, applied as of 2001.

      However, this change in principle has not resulted in any effect on earnings in the reporting period or the comparable period's reported earnings and position since no deferred tax receivables are reported with regard to loss carryforward deductions.

      Deferred tax receivables attributable to loss carry-forwards will be reported when it is probable that these can be utilized against future taxable surpluses. At year-end, estimated available loss deductions amounted to SEK
491.4 M.


                                      |15|

                            Jobline International AB

Share capital, ownership and trend of Jobline share

Share capital

Jobline's share capital at May 23, 2001 amounted to about SEK 3.8 M, distributed among 37,576,062 shares with a par value of SEK 0.10 each. Each share carries rights to one (1) vote. All shares outstanding are common shares and carry equal rights to participation in Jobline's assets and earnings.

Development of share capital in Jobline International AB

                                                                  Number of     Number of                           Share
                                                                     common    preference                         capital
                                                       Number        shares        shares             Par           after
Date                                Transaction     of shares  after change  after change      value, SEK     change, SEK
=========================================================================================================================
Jan. 19, 1999           Registration of company         1,000         1 000            --          100.00      100,000.00

May 21, 1999                      Split 1:1,000       999,000     1,000,000            --            0.10      100,000.00

May 28, 1999                  Non-cash issue (1)      111,000     1,111,000            --            0.10      111,100.00

Sept. 3, 1999                        Cash issue       689,290     1,111,000       689,290            0.10      180,029.00

Dec. 29, 1999                 Non-cash issue (2)      293,559     1,404,559       689,290            0.10      209,384.90

Feb. 10, 2000                        Cash issue       110,203     1,514,762       689,290            0.10      220,405.20

April 14, 2000                   Bonus issue (3)           --            --            --            1.00    2,204,052.00

April 14, 2000                       Split 1:10    19,836,468    15,147,620     6,892,900            0.10    2,204,052.00

April 14, 2000                Non-cash issue (4)       65,000    15,212,620     6,892,900            0.10    2,210,552.00

May 12, 2000                         Cash issue     4,383,440    15,212,620    11,276,340            0.10    2,648,896.00

June 20, 2000                 Options exercised       100,000    15,312,620    11,276,340            0.10    2,658,896.00

Sept. 14, 2000                       Cash issue    10,000,000    25,312,620    11,276,340            0.10    3,658,896.00

Sept. 22, 2000   Reclassification of preference

                        shares to common shares    11,276,340    36,588,960            --            0.10    3,658,896.00

Oct. 31, 2000                 Options exercised         3,333    36,592,293            --            0.10    3,659,229.30

Feb. 9, 2001                  Options exercised        78,000    36,670,293            --            0.10    3,667,029.30

March 5, 2001                 Non-cash issue (5)      905,769    37,576,062            --            0.10    3,757,606.20

(1) New share issue through a non-cash acquisition of 5 per cent of the shares outstanding in Jobline Norden AB for a value of SEK 150,000.

(2) New share issue through a non-cash acquisition of 45 per cent of the outstanding shares in Jobline Norden AB for a value of SEK 48,680,889.

(3) Increase in par value of shares from SEK 0.10 to SEK 1 through transfer from the share premium reserve.

(4) New share issue through a non-cash acquisition of 808 shares in Jobline Spain S.A. at a value of SEK 7,650,000.

(5) New share issue through non-cash acquisition of 24,163,134 shares in Wideyes AB (publ) for a value of SEK 11,394,575. In addition, the Company issued debt instruments totaling EUR 2,717,306 as payment for the shares in Wideyes AB.

Warrants

240,000 warrants with the subscription price of SEK 21.41 have recently been exercised, whereby the share capital will be increased by SEK 24,000 after registration. If the 300,000 outstanding warrants, with a subscription price of SEK 16.58 will be exercised, then the share capital will increase by additional SEK 30,000. Jobline's subsidiary JobX AB holds another 4,693,667 warrants as security for an incentive program for the personnel. These warrants are not expected to be exercised.

Current offer to minority interests in Wideyes

Jobline has made an offer to the minority shareholders in Wideyes to acquire the remaining shares in Wideyes AB. The offer involves receipt of one share in Jobline for each seven shares in Wideyes AB. If all minority shareholders accept Jobline's offer, the number of shares in Jobline will increase by 254,130 shares.


                                      |16|

                            Jobline International AB

Ownership structure

On April 30, 2001, the number of shareholders amounted to 2,244 according to VPC. The table below shows the ownership structure on May 8, 2001. Foreign ownership corresponded to almost 19.7 per cent.

                                                     Percentage of share capital
                                   No. of shares               and voting rights
================================================================================
Lars Henrik Friis Molin                7,588,204                          20.20%
Bonnierforetagen AB                    4,313,653                          11.48%
Sandler Capital Management             3,491,256                           9.29%
Whitney & Company                      3,411,784                           9.08%
Lehman Brothers                        2,076,123                           5.53%
Holtzbrinck networXs AG                1,435,363                           3.82%
AFA Forsakring                         1,018,000                           2.71%
Time Vision BV                           723,210                           1.92%
D. Carnegie AB                           653,614                           1.74%
Emerging Technologies AB                 651,162                           1.73%
Universum Development AB                 600,000                           1.60%
Spectra Kapitalforvaltning               513,500                           1.37%
CDC fonder (Lux)                         395,000                           1.05%
Henrik Ekelund                           382,360                           1.02%
Swedish Meat Cooperative                 272,800                           0.73%
Carl Palmstierna                         175,090                           0.47%
UN Joint Staff Pensionfund               133,000                           0.35%
European Digital Partners Ltd            125,171                           0.33%
SBS Broadcasting S.A.                    115,276                           0.31%
Volvo pensionsstiftelse                   90,000                           0.24%
Whitney Strategic Partners                82,214                           0.22%
Hakan Roos, with companies                70,000                           0.19%
Lennart Nordenstrom                       70,000                           0.19%
Others                                 9,443,412                          24.50%
--------------------------------------------------------------------------------
Total                                 37,576,062                         100,00%

Source: SIS Ownership Service

Trend of the Jobline share

Share price development from the IPO until the trade stop, May 23, 2001

    [The following was represented by a line graph in the printed material.]

     Date         Jobline Share       Affarsvarldens Generalindex  Volume Traded
                                                                   (thousands)
   9/15/2000            63                      63                      2828630
   9/18/2000            60                      62.448                   207670
   9/19/2000            56                      62.571                   397400
   9/20/2000            51                      61.984                  1077900
   9/21/2000            54                      60.579                   281350
   9/22/2000            52                      60.341                   131200
   9/25/2000            52                      61.169                    99450
   9/26/2000            51                      60.237                    33800
   9/27/2000            52                      59.942                   704600
   9/28/2000            50                      59.045                    35415
   9/29/2000            50                      58.587                    40200
   10/2/2000            49.5                    59.423                    54800
   10/3/2000            49                      59.914                    53500
   10/4/2000            46.5                    59.196                    26361
   10/5/2000            46                      59.687                    44850
   10/6/2000            40                      58.894                    46300
   10/9/2000            36.5                    57.074                    31300
  10/10/2000            37                      57.176                    16700
  10/11/2000            36                      55.306                    26150
  10/12/2000            32                      55.938                    16400
  10/13/2000            30.1                    56.08                     23200
  10/16/2000            33                      57.207                    14500
  10/17/2000            32                      56.403                     6300
  10/18/2000            31                      54.633                     9900
  10/19/2000            29                      56.774                    14801
  10/20/2000            28.5                    54.828                    10400
  10/23/2000            33                      54.355                    14500
  10/24/2000            29.5                    56.69                      6800
  10/25/2000            28                      55.605                     7300
  10/26/2000            31                      55.218                   585971
  10/27/2000            34.5                    55.883                   159300
  10/30/2000            34                      55.497                    45900
  10/31/2000            32                      56.7                       9700
   11/1/2000            32                      57.344                    11000
   11/2/2000            30.5                    57.259                    13500
   11/3/2000            30                      57.619                     7321
   11/6/2000            34.5                    57.2                      14300
   11/7/2000            34                      56.618                     7700
   11/8/2000            35                      56.421                     5200
   11/9/2000            33                      55.614                     7650
  11/10/2000            31                      54.345                    13700
  11/13/2000            31                      53.33                      8240
  11/14/2000            32                      54.664                    17800
  11/15/2000            30.5                    55.508                    11300
  11/16/2000            29                      54.98                     11600
  11/17/2000            29                      54.606                    16060
  11/20/2000            29                      54.299                    14900
  11/21/2000            28                      54.086                    47200
  11/22/2000            26                      52.27                     10025
  11/23/2000            25                      52.556                    31400
  11/24/2000            25                      53.663                    29800
  11/27/2000            25                      54.291                     2100
  11/28/2000            27                      53.797                     9837
  11/29/2000            24                      53.711                    20300
  11/30/2000            25                      52.702                    20600
   12/1/2000            23.5                    53.8                       1900
   12/4/2000            21                      52.576                    13900
   12/5/2000            19                      54.071                    16000
   12/6/2000            18.2                    54.701                    18100
   12/7/2000            18                      53.99                      8200
   12/8/2000            18                      54.6                      20900
  12/11/2000            20                      55.787                    11300
  12/12/2000            19                      55.21                     17600
  12/13/2000            18                      54.49                     80100
  12/14/2000            16.5                    53.804                    83500
  12/15/2000            15                      52.614                    53800
  12/18/2000            15.2                    52.183                    35800
  12/19/2000            15                      52.845                    54000
  12/20/2000            14                      50.457                    64100
  12/21/2000            14                      50.579                   149358
  12/22/2000            15                      50.802                   180000
  12/27/2000            12.1                    51.273                    94700
  12/28/2000            12.1                    51.544                   128200
  12/29/2000            13.9                    51.519                    39308
   1/2/2001             13.2                    50.665                    55000
   1/3/2001             12                      48.621                    58000
   1/4/2001             13.6                    51.447                    10500
   1/5/2001             13                      51.812                     5400
   1/8/2001             13.5                    51.469                    82100
   1/9/2001             13                      50.572                     2000
   1/10/2001            13                      50.124                    32200
   1/11/2001            13                      51.063                    99600
   1/12/2001            12.9                    52.061                     8600
   1/15/2001            12.1                    52.636                     2803
   1/16/2001            12                      51.633                     6200
   1/17/2001            14                      53.329                   207100
   1/18/2001            14.3                    53.786                    10497
   1/19/2001            15.4                    53.806                    93042
   1/22/2001            14.5                    53.562                    66175
   1/23/2001            14.5                    52.744                    51800
   1/24/2001            15                      53.446                    21025
   1/25/2001            14.5                    54.374                     4419
   1/26/2001            14.1                    52.477                    11300
   1/29/2001            14.4                    52.74                      1900
   1/30/2001            14.3                    53.384                     3080
   1/31/2001            13                      54.336                     8841
   2/1/2001             13.4                    53.944                     3400
   2/2/2001             13                      53.334                    61400
   2/5/2001             12.7                    52.543                    44092
   2/6/2001             12.4                    52.958                    69482
   2/7/2001             12.8                    52.222                     2000
   2/8/2001             12.8                    51.724                   105500
   2/9/2001             13.3                    50.35                     15400
   2/12/2001            13.5                    50.615                    13800
   2/13/2001            13                      50.516                     3000
   2/14/2001            12                      49.105                    12100
   2/15/2001            12                      50.455                     7300
   2/16/2001            12                      49.007                    15100
   2/19/2001            12                      49.175                     6400
   2/20/2001            14                      49.254                    69800
   2/21/2001            14                      48.701                   234100
   2/22/2001            14.2                    47.847                    66972
   2/23/2001            15                      46.924                  1704100
   2/26/2001            17.5                    48.146                    44165
   2/27/2001            17.5                    48.639                    97960
   2/28/2001            17.5                    48.444                    18925
   3/1/2001             16                      47.181                    13100
   3/2/2001             16                      48.332                    28300
   3/5/2001             16                      48.755                     8650
   3/6/2001             16.5                    49.835                     3200
   3/7/2001             16                      49.885                     9950
   3/8/2001             17                      49.127                    27400
   3/9/2001             16.5                    48.294                    20900
   3/12/2001            15.5                    45.422                     8200
   3/13/2001            15                      45.218                    69800
   3/14/2001            14.5                    44.02                     12000
   3/15/2001            14.5                    44.944                    45200
   3/16/2001            14                      43.709                    52100
   3/19/2001            13.5                    43.322                    75800
   3/20/2001            12.5                    44.231                     4100
   3/21/2001            -                       42.861                        0
   3/22/2001            11.8                    41.57                      2100
   3/23/2001            11.2                    42.291                     6100
   3/26/2001            11.9                    44.128                    11346
   3/27/2001            12.5                    45.181                   164879
   3/28/2001            11.4                    43.552                    50900
   3/29/2001            11.5                    42.649                    34700
   3/30/2001            11.5                    42.016                     3200
   4/2/2001             10.2                    41.398                   107400
   4/3/2001             8                       40.285                    54800
   4/4/2001             8                       40.698                    64900
   4/5/2001             6.7                     42.651                    16400
   4/6/2001             6.6                     41.776                     8200
   4/9/2001             6.6                     42.862                    11800
   4/10/2001            6.8                     44.267                    27600
   4/11/2001            7                       43.828                     5900
   4/12/2001            6.4                     43.002                    27800
   4/17/2001            6.5                     42.891                    14200
   4/18/2001            7                       45.041                    39800
   4/19/2001            7                       46.003                    50000
   4/20/2001            7                       44.615                    35400
   4/23/2001            7                       43.776                    13200
   4/24/2001            6.3                     43.964                    27200
   4/25/2001            7                       44.342                    53400
   4/26/2001            7                       44.672                    19600
   4/27/2001            7.9                     45.497                     7100
   4/30/2001            6.5                     46.518                    28100
   5/2/2001             6.5                     46.669                     1200
   5/3/2001             7                       45.548                   463100
   5/4/2001             6.85                    46.102                    22800
   5/7/2001             7.5                     46.582                    59300
   5/8/2001             8                       45.935                    39400
   5/9/2001             8.1                     45.617                    42300
   5/10/2001            9                       46.023                    51700
   5/11/2001            9.5                     45.898                    27600
   5/14/2001            9.3                     45.57                     46700
   5/15/2001            9                       45.314                    46200
   5/16/2001            9.2                     45.63                    263400
   5/17/2001            9.25                    46.722                   129029
   5/18/2001            9.25                    47.319                   288011
   5/21/2001            10                      48.471                   511250
   5/22/2001            10.7                    48.683                    93100
   5/23/2001            11.5                    48.056                    56600


                                      |17|

                            Jobline International AB

Extract from the Articles of Association, etc.

Registered name

The registered name of the Company is Jobline International AB. The company is a public company (publ).

Registered office

The registered office of the Board of Directors is in the municipality of Stockholm, Sweden.

Operations

The Company shall conduct recruitment, training and skills supply through owning shares in, and providing services in management and administration to, companies that conduct such operations and other compatible operations.

Share capital

The Company's share capital shall amount to not less than SEK 2,000,000 and not more than SEK 8,000,000.

Share par value

Each share shall have a par value of SEK 0,10.

Dividends

All shares carry equal rights to dividends in cash, shares or other forms of assets.

Voting rights

Each share in the company entitles the holder to one voting right. At a General Meeting, each person is entitled to exercise unlimited voting rights on the full number of shares, which he or she represents.

Board of Directors

The Board of Directors, to the extent that it is elected by the Annual General Meeting, shall consist of a minimum of three and maximum of six members, with a maximum of six deputy members. The members, and where applicable the deputies, are elected annually at the Annual General Meeting for the period extending to the close of the next Annual General Meeting.

Fiscal year

The Company's fiscal year is the calendar year.

Other information

The Company registration number is 556565-2350. The Company's form of association is governed by the Swedish Companies Act (1975:1385). The Company is registered at VPC AB.


                                      |18|

                            Jobline International AB

Board of Directors

Johan Brenner

MBA, Chairman of the Board since 1999.
President, E*Trade Europe.
Member of the Boards of Time Vision, Protect Data, Universum, Ahnaaa, Filippa K and Fruitline.
Age: 40
Shares in Jobline: 15,000(1)
Options: 500,000(2)

Lars Berg

MSc., Board member since 2001.
Chairman of the Board of Net Insight.
Member of the Board of Telefonica Moviles, Eniro, Carnegie, Ratos, C. Technologies, Ledstiernan and Askus.
Age: 54
Shares in Jobline: 50 000(3)
Options: 0

Lars-Henrik Friis Molin

MBA, founder and Deputy Chairman of the Board since 2000.
Member of the Boards of Universum International and Ungdomsbarometern.
Age: 37
Shares in Jobline: 7,588,204(4)
Options: 0

Dimitri Goulandris

MBA, M.Sc. Board member, as of July 1, 2001.
President, Whitney & Company.
Member of the Boards of Immobilien scout 24, Inmoclick and The London Satellite Exchange.
Age: 34
Shares in Jobline: 0
Options: 0

Conny Karlsson

MSc., Board member since 2001.
Member of Group Management of Bonnier.
Chairman of the Board of MTV Produktion and SEB Fondinvest.
Member of the Boards of Audumbla and Scan Foods.
Age: 46
Shares in Jobline: 4,000
Options: 0

Sverker Thufvesson

MBA, Board member since 2001.
Member of the Boards of Lancelot Asset Management and Stockholms Larm och Bevakningstjanst.
Age: 42
Shares in Jobline: 0
Options: 0

Henrik Ekelund

MBA, Deputy Board member since 1999.
President and CEO of the BTS Group.
Member of the Board of BTS Group and deputy board member of TenFour AB and Universum Communications Sweden.
Age: 46
Shares in Jobline: 382,360
Options: 200,000(5)

Pierre Rodocanachi

DESS, Deputy Board member since 2001.
Exec. Vice President, Booz, Allen & Hamilton Inc.
Member of the Board of Commentaire and Prologis European Fund.
Age: 63
Shares in Jobline: 0
Options: 0

Konstantin Urban

MBA, Deputy Board member since 2001.
Member of Group Management of holtzbrinck networXs.
Member of the Boards of Newtron and Immowelt.
Age: 36
Shares in Jobline: 0
Options: 0

--------------------------------------------------------------------------------
(1) Johan Brenner is shareholder in Time Vision B.V., which holds 723,210 shares in Jobline.

(2)   Issued to Time Vision B.V. by Lars-Henrik Friis Molin: 500,000.

(3) Holds an additional 10,000 shares in Wideyes that will be exchanged for Jobline shares (seven Wideyes shares for one Jobline share (7:1).

(4) Lars-Henrik Friis Molin owns Universum Development AB, which holds 600,000 shares in Jobline.

(5)   Issued by Lars-Henrik Friis Molin: 200,000.


                                      |19|

                            Jobline International AB

Group management and auditors

Toon Bouten

MSc., President and Group CEO, Jobline International AB and IntraJob AB.
Age: 42
Employed since February 2000.
Shares in Jobline: 0
Options: 1,102,030(1)

Erik Dahl

BA, Senior Vice President Accounting and Finance.
Age: 43
Employed since May 2000.
Shares in Jobline: 0
Options: 220,000(1)

Mikael Andersson

MSc., Senior Vice President, Media & Search Services.
Age: 31
Employed since April 2000.
Shares in Jobline:(2)
Options:(2)

Robert-Charles Kahn

MIM, Senior Vice President Corporate Communications.
Age: 38
Employed since February 2001.
Shares in Jobline:(2)
Options:(2)

James F. Klein

Senior Vice President Human Resources.
Age: 44
Employed since January 2001.
Shares in Jobline:(2)
Options:(2)

Boris Nordenstrom

MSc., Senior Vice President Business Development.
Age: 32
Employed since April 1996.
Shares in Jobline:(2)
Options:(2)

Fred Van der Zee

ME, Senior Vice President IT.
Age: 51
Employed since September 2000.
Shares in Jobline:(2)
Options:(2)

Denny Sternad

LLM, Senior Vice President Chief Legal Council.
Age: 36
Employed since June 2000.
Shares in Jobline:(2)
Options:(2)

David Falt

Senior Vice President Corporate Acquisitions.
Age: 30
Employed since August 1998.
Shares in Jobline:(2)
Options:(2)

AUDITORS

Bjorn Flink

Auditor.
Authorized Public Accountant, KPMG.
Born 1959.
Auditor of Jobline International AB since 1999.

Kari Falk

Deputy auditor.
Authorized Public Accountant, KPMG.
Born 1952.
Auditor of Jobline International AB since 1999.

(1) Conditional upon the completion of the Offer, Toon Bouten and Erik Dahl have declined all option rights.

(2) A total of 120,060 shares in Jobline are owned by and 940,000 options have been distributed to the remaining management members.


                                      |20|

                            Jobline International AB

Extract from Jobline International's Interim Report, January - March 2001

Consolidated condensed income statements

SEK M                                     Jan. - March, 2001  Jan. - March, 2000
================================================================================
Operating income                                        74.8                29.9

Result from participations in
associated companies                                     0.2                 0.1
--------------------------------------------------------------------------------
Total income                                            75.0                30.0

Other external expenses                                -94.8               -45.0

Personnel expenses                                    -110.3               -28.1

Depreciation                                            -9.7                -1.6

Depreciation of goodwill                                -3.8                -2.5

Items affecting comparability                          -39.7                  --
--------------------------------------------------------------------------------
Operating profit/loss (EBIT)                          -183.3               -47.2

Net financial items                                     30.6                -1.8
--------------------------------------------------------------------------------
Profit/loss before tax                                -152.7               -49.0

Tax                                                       --                  --

Minority shares                                         11.9                  --
--------------------------------------------------------------------------------
Net loss for the period                               -140.8               -49.0

Consolidated condensed balance sheets

SEK M                                              March 31, 2001  Dec. 31, 2000
================================================================================
Fixed assets

Goodwill                                                     59.6           50.3

Intangible fixed assets                                     144.5           78.6

Tangible fixed assets                                        56.4           48.4

Financial fixed assets                                        4.3            1.7
--------------------------------------------------------------------------------
Total intangible fixed assets                               264.8          179.0

Current assets

Accounts receivable, trade                                   63.5           58.0

Other receivables                                            60.6           52.2
--------------------------------------------------------------------------------
Total current assets                                        124.1          110.2

Cash and comparable funds                                   511.4          651.3
--------------------------------------------------------------------------------
TOTAL ASSETS                                                900.3          940.5

Shareholders' equity                                        552.7          680.7

Minority shares                                              15.3           15.2

Total provisions                                             42.2             --

Total long-term liabilities                                   0.3            2.9

Total current liabilities                                   289.8          241.7
--------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY AND LIABILITIES                  900.3          940.5


                                      |21|

                            Jobline International AB

Consolidated condensed cash flow statements

SEK M                                           Jan. - March, 2001   Jan. - March, 2000
=======================================================================================
Cash flow before changes in operating capital                -98.2                -43.2

Change in operating capital                                   -7.9                  4.7

Cash flow from operations                                   -106.1                -38.5

Cash flow from investment operations                         -45.5                 -6.5

Cash flow from financing operations                            9.9                 19.2

New share issue and directed share issue                        --                 23.1

Cash flow for current period                                -141.7                 -2.7

Opening liquid funds                                         651.3                 15.9

Translation difference                                         1.8                   --
---------------------------------------------------------------------------------------
Closing balance liquid funds                                 511.4                 13.2


                                      |22|

                            Jobline International AB

Overview and key ratios

                                         Jan. - March,                 Full-year
Operational data                                  2001                      2000
================================================================================
Registered users, 000s                           1,149                     2,353

Candidate profiles, 000s                           839                     1,794

Candidates supplied                              8,819                    23,588

Visits, millions                                  17.4                      38.5

Page impressions, millions                        66.6                       187

Number of employees                                598                       552

- of whom sales personnel                          321                       302

                                         Jan. - March,                 Full-year
Financial information, SEK M                      2001                      2000
================================================================================
Order bookings                                   110.4                     278.4

Total income                                      74.8                     209.5

Income in Scandinavia                             47.4                     145.6

Income from outside Scandinavia                   26.3                      63.9

IntraJob income                                    1.1                        --

Operating expenses                              -205.2                    -568.0

Items affecting comparability                    -39.7                        --

EBITDA                                          -169.8                    -358.5

EBITDA Sok & Media services                     -109.8                    -333.5

EBITDA IntraJob                                  -20.3                     -25.0

                                         Jan. - March,                 Full-year
Financial key ratios                              2001                      2000
================================================================================
Earnings in relation to fixed costs, %             -69                       -73

Return on average working capital, %               -16                      -101

Return on average shareholders' equity, %          -23                       -85

Equity/assets ratio, %                              61                        74

Debt/equity ratio                                  0.6                       0.4

Net earnings per share, SEK                      -3.84                    -11,38

Shareholders' equity per share, SEK              15.07                     18.61

Number of shares at end of period           36,670,293                36,592,293

Average number of shares                    36,636,990                27,886,950


                                      |23|

                            Jobline International AB

Report of the Board of Directors of Jobline International AB

The Board of Director's of Jobline International AB has examined the information presented on pages 8 to 23 of this prospectus. In the opinion of the Board of Directors, the brief description of Jobline's operations and the information about financial and other conditions provides a correct and true - though not complete - picture of Jobline.

                            Stockholm, June 11, 2001

                         JOBLINE INTERNATIONAL AB (PUBL)
                               Board of Directors


                                      |24|

                            Jobline International AB

Auditor's report

In my capacity as auditor of Jobline International AB, I have examined the information on pages 8 to 20 of this prospectus in respect of Jobline International AB (publ). The examination was carried out in accordance with the recommendation regarding prospectuses issued by the Swedish Association of Authorized Public Accountants (FAR). Information relating to the interim report on pages 21 to 23 has not been examined by me.

      The annual reports for 1999 and 2000 have been audited by me. The information in the prospectus that has been extracted from the annual reports has been correctly reproduced.

                            Stockholm, June 11, 2001


                                  Bjorn Flink
                          Authorized Public Accountant


                                      |25|

TMP Worldwide Inc.

--------------------------------------------------------------------------------
TMP Worldwide Inc.
--------------------------------------------------------------------------------
Head Office ...................................................    New York, USA
Stock exchange listing ........................................           Nasdaq
Market cap as of May 24, 2001, USD M ..........................            6,724
No. of employees at December 31, 2000 .........................            9,500
Commissions and fees 2000, USD M ..............................            1,292
Total assets, Dec. 31, 2000, USD M ............................            1,992

TMP Worldwide Inc. ("TMP"), founded in 1967, with more than 9,500 employees in 32 countries, is a leader in recruiting via the Internet, has the world's largest job advertising network and is one of the world's largest companies in executive and mid-market recruiting. TMP Worldwide, headquartered in New York, is also the world's largest advertising agency for advertising in the yellow pages and is a supplier of direct marketing services.

      TMP's customer base encompasses more than 90 of the companies on the Fortune 100 and more than 480 of the companies on the Fortune 500. TMP is the world's leading supplier of human resources solutions and offers an extensive program of services in each phase of the recruiting requirement, from intern to CEO.

      For additional information about TMP, refer to TMP's annual reports, interim reports and TMP's website: www.tmp.com

Monster.com

Monster.com is a leading global online network for careers, connecting the most progressive companies with the most qualified career-minded individuals. Monster.com is committed to leading the market by offering innovative technology and superior services that give consumers and businesses more control over the recruiting process.

      Headquartered in Maynard, Massachusetts, in the U.S., Monster.com's strongest position is on the American market, with a market share of 50 per cent. According to an independent survey, Monster.com is the primary choice for job seekers and currently offers approximately 450,000 positions, advertised by about 40,000 companies. Monster.com's global network comprises locally adapted sites in Australia, Belgium, Canada, France, Germany, Hong Kong, India, Ireland, Italy, Luxembourg, the Netherlands, New Zealand, Singapore, Spain, the UK and the US.

      The Offer to shareholders in Jobline is being made formally by TMP's wholly owned Swedish subsidiary Monster Scandinavia AB, a company newly formed for this purpose.

      For further information about Monster.com, refer to Monster.com's website at: www.monster.com


                                      |26|

                               TMP Worldwide Inc.

Condensed income statements

                                                                                         Jan. 1, 2001 -
                                                                                         March 31, 2001
USD M                                                2000          1999          1998       (unaudited)
=======================================================================================================
Operating income                                  1,291.7         909.0         771.8             362.8

Operating expenses                               -1,197.3        -883.9        -703.4            -352.0
-------------------------------------------------------------------------------------------------------
Operating profit                                     94.4          25.1          68.4              10.8

Other income (expenses)

Interest income (expense)                            20.7         -14.2         -13.6               5.2

Other, net                                           -1.1          -2.9          -2.1              -2.0
-------------------------------------------------------------------------------------------------------
Pre-tax profit                                      114.0           8.0          52.7              14.0

Tax                                                 -57.6          -8.4         -17.4              -8.4

Minority interests                                    0.4          -0.1            --               0.2

Losses in non-consolidated companies                   --          -0.3          -0.4                --
-------------------------------------------------------------------------------------------------------
NET PROFIT/LOSS                                      56.8          -0.8          34.9               5,8

Earnings per share, USD                              0.56         -0.01          0.40              0.05

Earnings per share after full dilution, USD          0.53         -0.01          0.39              0.05


                                      |27|

                               TMP Worldwide Inc.

Condensed balance sheets

                                                                                  (unaudited)
USD M                                   Dec. 31, 2000       Dec. 31, 1999      March 31, 2001
=============================================================================================
ASSETS

Fixed assets

Intangible assets                               521.1               324.3               546.9

Fixed, net assets                               143.8                84.9               158.1

Other long-term assets                           78.7                47.0                51.9
---------------------------------------------------------------------------------------------
Total long-term assets                          743.6               456.2               756.9

Current assets

Work in progress                                 33.8                25.6                33.7

Accounts receivable, trade                      551.2               487.9               544.2

Prepaid and other current assets                 91.1                61.4               116.4

Cash and bank cash equivalents                  572.1                67.7               563.3
---------------------------------------------------------------------------------------------
Total current assets                          1,248.2               642.6             1,257.6

---------------------------------------------------------------------------------------------
TOTAL ASSETS                                  1,991.8             1,098.8             2,014.5

SHAREHOLDERS' EQUITY AND LIABILITIES

Shareholders' equity                          1,057.9               335.0             1,095.6

Long-term liabilities

Long-term debt, less current portion             28.0               106.0                23.7

Other                                            53.1                30.9                42.0
---------------------------------------------------------------------------------------------
Total long-term liabilities                      81.1               136.9                65.7

Current liabilities

Current portion of long-term loans                8.2                21.3                11.0

Liabilities to suppliers                        360.3               367.9               367.2

Accrued costs and other

current liabilities                             301.0               142.1               283.7

Accrued integration and

restructuring costs                              28.0                21.5                31.1

Prepaid commissions and fees                    155.3                74.1               160.2
---------------------------------------------------------------------------------------------
Total current liabilities                       852.8               626.9               853.2

---------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY

AND LIABILITIES                               1,991.8             1,098.8             2,014.5


                                      |28|

Addresses

TMP Worldwide Inc.

Adress:     622 Third Avenue
            New York
            New York 10017

Webaddress: www.tmp.com
Tel:        +1 212 351-7000
Fax:        +1 912 256-8760
e-mail:     corporate.communications@tmp.com

Jobline International AB

Adress:     Tegeluddsvagen 64
            Box 27315
            102 54 Stockholm

Webaddress: www.jobline.org
Tel:        +46 (0)8 506 523 00
Fax:        +46 (0)8 506 524 00
e-mail:     info@jobline.se


                                      |29|